Exhibit 4.1

EXECUTION

CHEROKEE INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of August 3, 2018, by and between Cherokee Inc., a Delaware corporation (the “Company”) and the investors listed on the signature pages hereto (each, a “Purchaser”) and such other Persons, if any, from time to time, that become a party hereto as holders of Registrable Securities (as defined below). Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in that certain Financing Agreement dated as of August 3, 2018, by and between the Company, certain Subsidiaries of the Company, the Purchasers and the other parties thereto (as may be amended or restated from time to time, the “Financing Agreement”).

RECITALS

WHEREAS, pursuant to the Financing Agreement, concurrently with the execution of this Agreement, on the Effective Date, the Purchasers will be issued the Warrants;

WHEREAS, the Warrants are exercisable for shares of Common Stock from time to time in accordance with the terms thereof; and

WHEREAS, in connection with the execution and delivery of the Financing Agreement and the consummation of the transactions contemplated thereby, the Company has agreed to grant the Purchasers certain registration rights as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Definitions

1.1Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a)“Additional Shares” means any shares of Common Stock issued to the Purchaser pursuant to a stock split, stock dividend, other distribution or otherwise with respect to, or in exchange or in replacement of, the Shares.

(b)“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, limited partner, member, officer, director or manager of such Person and any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person. For purposes of this definition, the terms “controls,” “controlled by,” or “under common control with” means the possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

(c)“Business Day” means a weekday on which banks are open for general banking business in San Diego, California.

(d)“Common Stock” means shares of the common stock of the Company, par value $0.02 per share.

(e)“Entity” means any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

(f)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(g)“Governmental Body” means any domestic or foreign multinational, federal, state, provincial, municipal or local government (or any political subdivision thereof) or any domestic or foreign governmental, regulatory or administrative authority or any department, commission, board, agency, court, tribunal, judicial body or instrumentality thereof, or any other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature (including any arbitral body).

(h)“Holder” means the Purchaser and any transferee permitted under Section 3.1, in each case, to the extent holding Registrable Securities.

(i)“Person” means any individual, Entity, trust, Governmental Body or other organization.

(j)“register,” “registered” and “registration” refer to a registration effected by filing with the SEC a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

(k)“Registrable Securities” means (i) the Shares, and (ii) any Additional Shares; provided, however, that Shares or Additional Shares shall cease to be treated as Registrable Securities on the earliest to occur of, (a) the date such security has been disposed of pursuant to an effective registration statement, (b) the date on which such security is sold pursuant to Rule 144, (c) the date on which such security ceases to be outstanding, and (d) the date on which the Holder thereof, together with its Affiliates, is able to dispose of all of its Registrable Securities without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144 (or any successor rule).

(l)“Registration Expenses” means any and all expenses incident to the performance of or compliance with this Agreement, including without limitation: (i) all registration and filing fees; (ii) all fees and expenses associated with a required listing of the Registrable Securities on any securities exchange; (iii) fees and expenses with respect to filings required to be made with an exchange or any securities industry self-regulatory body; (iv) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (v) printing, messenger, telephone and delivery expenses of the Company; (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters, or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters, if such comfort letter or comfort letters is required by the managing underwriter); (vii) securities acts liability insurance, if the Company so desires; (viii) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (ix) the expense of any annual audit; and (x) the fees and expenses of any Person, including special experts, retained by the Company; provided, however that “Registration Expenses” shall not include underwriting fees, discounts or commissions attributable to the sale of the Registrable Securities or any legal fees and expenses of counsel to the Holder.

(m)“Rule 144” means Rule 144 under the Securities Act.

(n)“SEC” means the Securities and Exchange Commission.

(o)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(p)“Shares” means any and all shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II
Registration Rights

2.1Resale Registration Statements. Upon written request of any of the Purchasers at any time after the date that is 90 days following the Closing Date, the Company shall (a) file with the SEC, or (b) have filed with the SEC, a resale registration statement (together with any New Registration Statement (as defined below), the “Resale Registration Statement”) pursuant to Rule 415 under the Securities Act pursuant to which all of the Registrable Securities shall be included (on the initial filing or by supplement or amendment thereto) to enable the public resale on a delayed or continuous basis of the Registrable Securities by the Holder. The Company shall file the Resale Registration Statement on such form as the Company may then utilize under the rules of the SEC and use its best efforts to have the Resale Registration Statement declared effective under the Securities Act as soon as practicable, but in no event more than five trading days after the date the Company receives written notification from the SEC that the Resale Registration Statement will not be reviewed. The Company agrees to use its best efforts to maintain the effectiveness of the Resale Registration Statement, including by filing any necessary post-effective amendments and prospectus supplements, or, alternatively, by filing one or more new registration statements (each, a “New Registration Statement”) relating to the Registrable Securities as required by Rule 415 under the Securities Act, continuously until the date that is the earlier of (i) four years following the date of effectiveness of the Resale Registration Statement, and (ii) the date on which the Holder no longer holds any Registrable Securities covered by the Resale Registration Statement.

2.2Provisions Relating to Registration.

(a)Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) the Resale Registration Statement (as of the effective date of the Resale Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC, and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related prospectus, preliminary prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC, and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to the Holder and furnished to the Company by or on behalf of the Holder specifically for inclusion therein.

(b)The Company shall notify the Holder: (i) when the Resale Registration Statement or any amendment thereto has been filed with the SEC and when the Resale Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to the Resale Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings for that purpose and of any other action, event or failure to act that would cause the Resale Registration Statement not to remain effective; and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(c)As promptly as practicable after becoming aware of such event, the Company shall notify the Holder of the happening of any event (a “Suspension Event”), of which the Company has knowledge, as a result of which the prospectus included in the Resale Registration Statement as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Resale Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to the Holder as the Holder may reasonably request; provided, however, that, for not more than 45 consecutive trading days (or a total of not more than 120 trading days in any 12 month period), the Company may delay, to the extent permitted by and in a manner not in violation of applicable securities laws, the disclosure of material non-public information concerning the Company (as well as prospectus or Resale Registration Statement updating), the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company; provided, further, that, if the Resale Registration Statement was not filed on Form S-3, such number of days shall not include the 15 calendar days following the filing of any Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or other comparable form, for purposes of filing a post-effective amendment to the Resale Registration Statement.

(d)Upon a Suspension Event, the Company shall give written notice (a “Suspension Notice”) to the Holder to suspend sales of the affected Registrable Securities, and such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is pursuing with reasonable diligence the completion of the matter giving rise to the Suspension Event or otherwise taking all reasonable steps to terminate suspension of the effectiveness or use of the Resale Registration Statement. In no event shall the Company, without the prior written consent of the Holder, disclose to the Holder any of the facts or circumstances giving rise to the Suspension Event. The Holder shall not effect any sales of the Registrable Securities pursuant to the Resale Registration Statement (or such filings), at any time after they have received a Suspension Notice and prior to receipt of an End of Suspension Notice. The Holder may resume effecting sales of the Registrable Securities under the Resale Registration Statement (or such filings), following further notice to such effect (an “End of Suspension Notice”) from the Company. This End of Suspension Notice shall be given by the Company to the Holder in the manner described above promptly following the conclusion of any Suspension Event and its effect. For the avoidance of doubt, a Suspension Notice shall not affect or otherwise limit sales of affected Registrable Securities under Rule 144 or otherwise outside of the Resale Registration Statement.

(e)The Company shall bear all Registration Expenses incurred by the Company in connection with the registration of the Registrable Securities pursuant to this Agreement.

(f)Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to include Registrable Securities in the Resale Registration Statement unless the Holder owning the Registrable Securities to be registered on the Resale Registration Statement, following reasonable advance written request by the Company, furnishes to the Company, at least 10 Business Days prior to the scheduled filing date of the Resale Registration Statement, an executed stockholder questionnaire in customary form.

2.3Indemnification.

(a)In the event of the offer and sale of the Registrable Securities held by the Holder under the Securities Act, the Company agrees to indemnify and hold harmless the Holder and its directors, officers, employees, Affiliates and agents and each Person who controls the Holder within the meaning of the Securities Act or the Exchange Act (collectively, the “Holder Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof to which each Holder Indemnified Party may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in the preliminary prospectus or other information that is deemed, under Rule 159 promulgated under the Securities Act to have been conveyed to purchasers of securities at the time of sale of such securities (“Disclosure Package”), in the prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the Holder Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in the Resale Registration Statement, the Disclosure Package, any prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information pertaining to the Holder and furnished to the Company by or on behalf of the Holder Indemnified Party specifically for inclusion therein; provided further, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Disclosure Package, where (A) such statement or omission had been eliminated or remedied in any subsequently filed amended prospectus or prospectus supplement (the Disclosure Package, together with such updated documents, the “Updated Disclosure Package”), the filing of which the Holder had been notified in accordance with the terms of this Agreement, (B) such Updated Disclosure Package was available at the time the Holder sold Registrable Securities under the Resale Registration Statement, (C) such Updated Disclosure Package was not furnished by the Holder to the Entity asserting the loss, liability, claim, damage or liability, or an underwriter involved in the distribution of such Registrable Securities, at or prior to the time such furnishing is required by the Securities Act, and (D) the Updated Disclosure Package would have cured the defect giving rise to such loss, liability, claim, damage or action; and provided further, however, that this indemnity agreement will be in addition to any liability that the Company may otherwise have to the Holder Indemnified Party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnified Parties and shall survive the transfer of the Registrable Securities by the Holder.

(b)As a condition to including any Registrable Securities to be offered by the Holder in any registration statement filed pursuant to this Agreement, the Holder agrees to severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Resale Registration Statement, as well as any officers, employees, Affiliates and agents of the Company, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (a “Company Indemnified Party”) from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which a Company Indemnified Party may become subject under the Securities Act or the Exchange Act, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any Disclosure Package, prospectus or in any amendment thereof or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Disclosure Package or any prospectus, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to the Holder and furnished to the Company by or on behalf of the Holder specifically for inclusion therein; and, subject to the limitation immediately preceding this clause, shall reimburse, as incurred, the Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, or any such director, officer, employees, Affiliates and agents and shall survive the transfer of such Registrable Securities by the Holder, and the Holder shall reimburse the Company, and each such director, officer, employees, Affiliates and agents for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling and such loss, claim, damage, liability, action, or proceeding; provided, however, that the indemnity amount contained in this Section 2.3(b) shall in no event exceed the gross proceeds from the offering received by the Holder. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer, employees, Affiliates and agents and shall survive the transfer by the Holder of such Registrable Securities.

(c)Promptly after receipt by the Holder Indemnified Party or a Company Indemnified Party (each, an “Indemnified Party”) of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 2.3, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from liability under Sections 2.3(a) or 2.3(b) unless and to the extent it did not otherwise learn of such action and the indemnifying party has been materially prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 2.3 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, if such Indemnified Party shall have been advised by counsel that there are one or more defenses available to it that are in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), the reasonable fees and expenses of such Indemnified Party’s counsel shall be borne by the indemnifying party. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for any Indemnified Party in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such

Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. If the indemnification provided for in this Section 2.3 is unavailable or insufficient to hold harmless an Indemnified Party under Sections 2.3(a) or 2.3(b), then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in Sections 2.3(a) or 2.3(b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holder or Holder Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 2.3 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim that is the subject of this Section 2.3(c). The parties agree that it would not be just and equitable if contributions were determined by pro rata allocation (even if the Holder was treated as one Entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding any other provision of this Section 2.3(c), the Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds received by the Holder from the sale of the Registrable Securities pursuant to the Resale Registration Statement exceeds the amount of damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d)The agreements contained in this Section 2.3 shall survive the sale of the Registrable Securities pursuant to the Resale Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

ARTICLE III
Transfer Restrictions

3.1Transfer Restrictions. The Holder acknowledges and agrees that the following legend shall be imprinted on any certificate or book-entry security entitlement evidencing any of the Registrable Securities:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT

AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

This legend shall be removed by the Company from any certificate or book-entry security entitlement evidencing the Registrable Securities upon delivery by the holder thereof to the Company of a written request to that effect if at the time of such written request (i) a registration statement under the Securities Act is at that time in effect with respect to the legended security, or (ii) the legended security can be transferred in a transaction in compliance with Rule 144 under the Securities Act, and, in the case of (ii), upon the request and in the reasonable discretion of the Company’s transfer agent, the holder of such Registrable Securities executes and delivers a representation letter that includes customary representations regarding the holding requirements and whether such holder is an “affiliate” for purposes of Rule 144 under the Securities Act. The Company represents and warrants to the Purchaser that the Company is not currently a shell company (as defined in Rule 405 promulgated under the Securities Act).

ARTICLE IV
Miscellaneous.

4.1Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.2Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one calendar day (excluding Saturdays, Sundays, and national banking holidays in the United States) after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

The addresses and e-mail addresses for such communications shall be:

If to the Company:

Cherokee Inc.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, CA 91411

E-mail:  henrys@cherokeeglobalbrands.com

Attn:  Henry Stupp

With a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92130

E-mail:  smstanton@mintz.com

Attn:  Scott Stanton, Esq.

If to the Purchaser:  To the address set forth on the Purchaser’s signature page hereto;

or to such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least five (5) days prior to the effectiveness of such change.

4.3Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

4.4Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a .pdf or other form of electronic signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a .pdf or other form of electronic signature.

4.5Governing Law; Arbitration; Venue. This Agreement shall be construed under the laws of the State of Delaware, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Purchaser hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the applicable state court in the State of Delaware or the United States District Court for the District of Delaware. The Company and the Purchaser consent to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of Delaware or the District of Delaware by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE PURCHASER HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT.

4.6Assignment and Successors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any transferees of the Warrants.

4.7Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their Affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended, waived or modified other than by an instrument in writing signed by the Company and the Purchaser. Any such amendment, waiver or modification effected in accordance with this Section 4.7 shall be binding upon the Purchaser and each transferee of the Warrants (or the Shares), each future holder of all such securities and the Company.

4.8Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

4.9Termination. This Agreement shall terminate on the date when there are no longer any remaining Registrable Securities or upon the dissolution, liquidation or winding up of the Company; provided that Section 2.3 of this Agreement shall survive such termination.

4.10No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4.11Language; Currency. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral or other communications between the parties regarding this Agreement, shall be in the English language. All references to “$” contained in this Agreement shall refer to United States Dollars unless otherwise stated.

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:
CHEROKEE INC.

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:
GORDON BROTHERS FINANCE COMPANY, LLC

By:	/s/ Felicia Galeota
	Name:	Felicia Galeota
	Title:	Vice President

Address:
800 Boylston Street, 27th Floor Boston, MA 02199

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

PURCHASER:
GORDON BROTHERS BRANDS, LLC

By:	/s/ Ramez Toubassy
	Name:	Ramez Toubassy
	Title:	President

Address:
800 Boylston Street, 27th Floor Boston, MA 02199

[Signature Page to Registration Rights Agreement]